UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 10, 2019

Pioneer Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-230208	83-4274253
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

652 Albany Shaker Road, Albany, New York		12211
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (518) 730-3999

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01    Other Events

Pioneer Bancorp, Inc. (the “Company”), the proposed holding company for Pioneer Bank (the “Bank”), announced that the Bank’s depositors approved the Plan of Mutual Holding Company Reorganization and Minority Stock Issuance (the “Plan”) pursuant to which the Bank will reorganize into the mutual holding company structure. In addition, the Company also announced that the Bank’s depositors approved the contribution to the Pioneer Bank Charitable Foundation in connection with the reorganization. The Company has received all regulatory approvals required for the completion of the Company’s mutual holding company reorganization and minority stock offering and expects to close the offering on July 17, 2019. Shares of the Company’s common stock are expected to begin trading on July 18, 2019 on the Nasdaq Capital Market under the trading symbol “PBFS.”

The Company received subscriptions in excess of the adjusted maximum of the offering range of 11,170,402 shares. The offering was oversubscribed by the tax-qualified employee benefit plans of the Bank having a second-tier priority under the Company’s Plan. Accordingly, only depositors with a qualifying deposit as of December 31, 2017 (first-tier priority) will receive their stock orders in full. Any other orders received in the subscription offering in a priority lower than the tax-qualified employee benefit plans will not be filled and will be returned with interest.

 At the closing of the reorganization and offering, the Bank will become a wholly-owned subsidiary of the Company. The Company will issue and sell 11,170,402 shares of common stock (43% of its to be outstanding shares) to subscribers in the offering at $10.00 per share. In accordance with the Plan, the Company’s employee stock ownership plan will purchase 221,636 shares of common stock in the offering, which shares are included in the 11,170,402 shares of common stock expected to be sold in the offering. The employee stock ownership plan intends to own 3.92% of the Company’s outstanding shares of common stock following completion of the offering. Accordingly, the employee stock ownership plan intends to purchase up to an additional 796,689 shares of Company common stock in the open market once trading begins. The Company will issue 14,287,723 shares of common stock (55% of its to be outstanding shares) to Pioneer Bancorp, MHC, the Company’s mutual holding company. The Company will also contribute 519,554 shares of common stock (2% of its to be outstanding shares) and $250,000 in cash to the Pioneer Bank Charitable Foundation. The Pioneer Bank Charitable Foundation is committed to helping “kids be kids,” and supports local charitable organizations that focus on education, nutrition, clothing and housing.  A total of 25,977,679 shares of Company common stock will be outstanding following the completion of the offering representing the adjusted maximum of the offering range.

The Company’s transfer agent, Continental Stock Transfer & Trust Company, expects to mail Direct Registration Statements reflecting the shares purchased in the stock offering, a check for any interest due on funds submitted and, if any subscription was not filled, any refund due on or about July 18, 2019.

A copy of the press release is included herein as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits
(d)       Exhibits
Exhibit                 Description
99.1	Press Release dated July 10, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PIONEER BANCORP, INC.

DATE: July 10, 2019	by: /s/ Thomas L. Amell
Thomas L. Amell
President and Chief Executive Officer